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Date: For Release: Contacts:	September 22, 2006 Upon Receipt Media	Investors

	Shannon Lapierre 860-547-5624 shannon.lapierre@thehartford.com	Kim Johnson 860-547-6781 kimberly.johnson@thehartford.com

The Hartford Announces Its Intention to Launch Supplementary Consent Solicitation for Hartford Life, Inc. 7.65% Debentures

HARTFORD, Conn. – The Hartford Financial Services Group, Inc. (NYSE: HIG) announced today that it intends to launch a supplementary solicitation of consents for the Hartford Life, Inc. (“HLI”) 7.65% Debentures due 2027. The Hartford intends to conduct the supplementary consent solicitation in conjunction with its offers to exchange all of the issued and outstanding HLI 7.65% debentures and HLI 7.375% Senior Notes due 2031 (together, the “HLI notes”) for a new series of The Hartford’s Senior Notes due 2041 and cash and the related solicitation of consents to a proposed amendment to the indenture governing the HLI notes.

The Hartford intends to conduct the supplementary consent solicitation with respect to the HLI 7.65% debentures that have not been tendered in the exchange offer and exchange consent solicitation to accommodate holders of HLI 7.65% debentures who wish to consent to the proposed amendment to the indenture governing the HLI notes but not exchange their HLI 7.65% debentures in the exchange offer.

The Hartford is not currently amending the terms and conditions of the exchange offers and the supplementary consent solicitation will not have any effect on the availability of any rights, or the expiration of any rights, of the holders of those 7.65% debentures that have been tendered in the exchange offer.

The purpose of the consent solicitations is to obtain sufficient consents from holders of both series of the HLI notes to amend the indenture governing the HLI notes. The proposed amendment would eliminate the requirement that HLI file reports with the Securities and Exchange Commission or otherwise provide HLI reports to holders of HLI notes in the absence of an obligation to do so under applicable law.

Additional details about the supplementary consent solicitation, including the consent fee and other important terms and conditions, will be set forth in a consent solicitation statement that will be available upon commencement of the supplementary consent solicitation. Details about the exchange offers and exchange consent solicitation, including the total exchange prices for HLI notes and other important terms and conditions, may be found in The Hartford’s Prospectus and Consent Solicitation Statement dated September 5, 2006, copies of which may be obtained from the Securities and Exchange Commission’s Internet site at www.sec.gov.

Credit Suisse Securities (USA) LLC ((212) 538-4807 or (800) 820-1653) is serving as the coordinating dealer manager and the coordinating solicitation agent and Citigroup Global Markets Inc. ((212) 723-6106 or (800) 558-3745) and Deutsche Bank Securities Inc. ((212) 250-2955 or (866) 627-0391) are serving as dealer managers and solicitation agents in connection with the exchange offers and consent solicitations. Global Bondholder Services Corporation is serving as the information agent and the exchange agent in connection with the exchange offers and consent solicitations. The supplementary consent solicitation will be made pursuant to a consent solicitation statement, copies of which will be available upon launch of the consent solicitation from the information agent as indicated below. The exchange offers are being made pursuant to a Prospectus and Consent Solicitation Statement dated September 5, 2006, copies of which may be obtained from the Securities and Exchange Commission’s Internet site at www.sec.gov. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 relating to the exchange offers may also be obtained from the information agent, Global Bondholders Services Corporation, at (212) 430-3774 or (866) 389-1500.

The Hartford, a Fortune 100 company, is one of the nation’s largest financial services and insurance companies, with 2005 revenues of $27.1 billion. The Hartford is a leading provider of investment products, life insurance and group benefits; automobile and homeowners products; and business property and casualty insurance. International operations are located in Japan, Brazil and the United Kingdom.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The exchange offers and consent solicitation are being made solely by the prospectus and consent solicitation statement and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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Some of the statements in this release may be considered forward-looking statements. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include, without limitation, those discussed in our Quarterly Reports on Form 10-Q, our 2005 Annual Report on Form 10-K and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.